                                                                    EXHIBIT 99.2


                             LSB BANCSHARES, INC.


REVOCABLE PROXY

        The undersigned hereby constitutes and appoints Monty J. Oliver and Robert F. Lowe, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of LSB Bancshares, Inc. ("LSB") which the undersigned would be entitled to vote if personally present at the Special Meeting of LSB shareholders to be held at the offices of LSB at One LSB Plaza, Lexington, North Carolina, at 1:00 P.M., local time, on Monday, July 21, 1997, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated June ____, 1997, the receipt of which is acknowledged in the manner specified below.

      1. PROPOSED ISSUANCE OF COMMON STOCK. To consider and vote upon a proposal to issue shares of LSB common stock, $5.00 par value per share (LSB Stock), pursuant to the terms of an Agreement and Plan of Reorganization and Merger, dated as of March 14, 1997 (the Agreement), by and among Old North State Bank, Lexington State Bank (LSB Bank) and LSB, pursuant to which (i) Old North State Bank will merge (the Merger) with and into LSB Bank, with LSB Bank the surviving corporation, (ii) each share of the $5.00 par value common stock of Old North State Bank (Old North State Bank Stock) issued and outstanding at the effective time of the Merger will be exchanged for
         0.948 of a share of LSB Stock, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) LSB will assume the obligations of Old North State Bank under certain warrants and various stock plans and adopt substitute plans where appropriate, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

         [ ] FOR                [ ] AGAINST          [ ] ABSTAIN

      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                                 , 1997

                                                _________________________
                                                Signature


                                                _________________________
                                                Signature if held jointly



             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
       LSB BANCSHARES, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.